CURTISS-WRIGHT ELECTRO-MECHANICAL CORPORATION
SAVINGS PLAN
As Amended and Restated effective January 1, 2010
FOURTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Electro-Mechanical Corporation Savings Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2010.

2.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan with respect to nonunion Employees and those union Employees covered under the collective bargaining agreement covering Employees of the Engineered Pump Division of the Company, effective January 1, 2014, for the following reasons (capitalized terms used but not defined herein are as defined in the Plan):

a.
To provide that Employees hired on or after January 1, 2014 as regular, full-time Employees will be eligible to enroll in the Plan on the first day of any payroll period on or after their date of hire; that part-time and seasonal Employees hired on or after January 1, 2014 will become eligible to enroll in the Plan as soon as administratively practical after they have completed a Year of Service (completion of at least 1,000 Hours of Service within a 12-month period); and that Temporary, Casual and Co-Op Student Employees hired on or after January 1, 2014 will be excluded from participating in the Plan;

b.
To provide that any Employees (i) hired on or before December 31, 2013, who did not elect to participate in the EMD Component of the Company’s Retirement Plan after January 1, 2014, or (ii) hired on or after January 1, 2014, will be eligible to have Employer Match Contributions equal to 50% of their Pre-Tax Contributions, Roth Contributions, and/or After-Tax Contributions that do not exceed 6% of their eligible Compensation credited to their Accounts under the Plan each payroll period;

c.
To provide that any Employees (i) hired on or before December 31, 2013, who did not elect to participate in the EMD Component of the Company’s Retirement Plan after January 1, 2014, or (ii) hired on or after January 1, 2014, will be eligible to have non-elective Employer contributions (“CW Savings Contributions”) credited to their Accounts under the Plan in amounts to be determined annually by the Company for each Plan Year as a percentage of Compensation (not to exceed 3%), provided that such Employees are actively employed on the last day of the Plan Year and have completed a Year of Service during the Plan Year;

d.	To provide that Employer Match Contributions and CW Savings Contributions will be fully vested upon the completion of 3 years of Eligibility Service;

e.
To provide that non-vested amounts attributable to Employer Match and/or CW Savings Contributions that are forfeited will be used to reduce future Employer Match Contributions and/or CW Savings Contributions or to pay eligible administrative expenses of the Plan, if any; and

f.
To provide that vested amounts attributable to Employer Match Contributions made on or after January 1, 2014, and CW Savings Contributions are eligible for in-service withdrawals only upon the attainment of age 59-1/2.

3.	Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan with respect to all Employees, effective January 1, 2014, to provide that after-tax and pre-tax contributions may be made at a rate of up to 75% (rather than 20%) of eligible Compensation.

4.
Article XII.1 of the Plan permits the Company, acting by written resolution of the Board of Directors (the “Board”) or a duly authorized delegate of the Board, to amend the Plan at any time and from time to time.

5.	Article XIV.2.b of the Plan authorizes the Administrative Committee under the Plan to adopt Plan amendments on behalf of the Company under certain circumstances.

6.	The Plan amendments described herein shall be subject to approval by the Board.
Amendments to the Plan:

1.	Effective January 1, 2014, Article I.1 is amended in its entirety to read as follows:

1.
“Accounts” shall mean the After-Tax Account, Pre-Tax Account, Catch-Up Contribution Account, Roth Contribution Account, Roth Catch-Up Contribution Account, Employer Match Contribution Account, Rollover Account, Rollover Account, Pension Rollover Account, Additional Contribution Account, CW Savings Contribution Account, and Top-Heavy Contribution Account.

2.	Effective January 1, 2014, Articles I.23A, 1.23B and 1.23C are added to read as follows:

23A.	“Co-Op Student Employee” shall mean an Employee who, under the Employer’s generally applicable payroll and human resources practices is a college or university student.

23B.	“CW Savings Contribution” shall mean an amount contributed pursuant to Article III.2A.

23C.	“CW Savings Contribution Account” shall mean an account established and maintained on behalf of an Employee to which his CW Savings Contributions are allocated.

3.	Effective January 1, 2014, Article I.30 is amended in its entirety to read as follows:

30.
“Employer Match Contribution Account” shall mean all Employer Match Contributions made to the Plan by the Employer, with earnings thereon, and shall also include any similar contributions (including earnings thereon) transferred to the Plan from another qualified retirement plan. The Administrative Committee shall establish such separate subaccounts within the Employer Match Contribution Account as may be necessary to properly account for various components of Employer Match Contributions.

4.	Effective January 1, 2014, Article I.33A is added to read as follows:

33A.
“Frozen Participant” means any eligible Employee (i) whose date of hire, rehire or transfer to an Employer is on or before December 31, 2013, who did not elect to participate in the EMD Component of the Curtiss-Wright Corporation Retirement Plan after January 1, 2014, by means of a timely-filed election that is effective on or before January 1, 2014, or (ii) whose date of hire, rehire or transfer to an Employer is on or after January 1, 2014.

5.	Effective January 1, 2014, Article I.34A is added to read as follows:

34A.	"Hour of Service" shall mean, with respect to any applicable computation period,

a.	each hour for which the employee is paid or entitled to payment for the performance of duties for the Employer or any Affiliated Entity;

b.
each hour for which the employee is paid or entitled to payment by the Employer or an Affiliated Entity on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; and

c.
each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Entity, excluding any hour credited under a. or b., which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws.

Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c).

6.	Effective January 1, 2014, Article I.41A is added and Article I.42 is amended in its entirety to read as follows:

41A
“Normal Retirement Age” shall mean the later of the Participant’s 65th birthday or the date on which the Participant completes 3 years of Eligibility Service. With respect to Benshaw Employees as identified in Article I.26.c, “Normal Retirement Age” shall mean the Participant’s 65th birthday.

42.	“Normal Retirement Date” shall mean the first of the month following the month in which the Participant’s Normal Retirement Age occurs.

7.	Effective January 1, 2014, Article I.59A is added to read as follows:

59A.	“Temporary Employee” shall mean an Employee who, under the Employer’s generally applicable payroll and human resources practices,

a.	is hired for a specific assignment of limited scope that will have a duration of at least 90 days; and

b.	is hired subject to the condition that he will be terminated upon completion of such specific assignment.

8.	Effective January 1, 2014, Article I.70 is added to read as follows:

70.
“Year of Service” shall mean, with respect to any employee, the 12-month period of employment with the Employer or any entity in the Controlled Group, whether or not as an Employee, beginning on the date he first completes an Hour of Service upon hire or rehire, or any Plan Year beginning after that date, in which he first completes at least 1,000 Hours of Service.

9.	Effective January 1, 2014, Article II.2 is amended in its entirety to read as follows:

2.
Notwithstanding any provision of the Plan to the contrary, any eligible Employee whose date of hire, rehire or acquisition is on or after January 1, 2009 and who has not affirmatively elected to become a Participant (or who has not affirmatively declined to become a Participant) shall become a Covered Participant as of the date that is on or about 45 days after his date of hire, rehire or acquisition, or the date he actually completes a Year of Service (if applicable, pursuant to Article II.7).

10.	Effective January 1, 2014, Article II.7 is added to read as follows:

7.
Effective as of January 1, 2014, and notwithstanding the provisions of Article II.1 or Article II.2, each regular, full-time Employee, other than a member of a unit of Employees covered by a collective bargaining agreement, with the exception of the collective bargaining agreement covering Employees of the Engineered Pump Division of the Company, shall be eligible to participate in the Plan immediately upon employment by an Employer. Unless mandated otherwise by the Employer’s personnel practices, a regular, full-time Employee is any Employee who is hired on other than a part-time, seasonal, casual or temporary basis. Each Employee who is hired on a part-time or seasonal basis shall be eligible to become a Participant upon the completion of one Year of Service. In no event shall a Casual Employee, Co-Op Student Employee or Temporary Employee be eligible to become a Participant. Notwithstanding the foregoing provisions of this Article II.7, each Employee who was a Participant of the Plan immediately prior to January 1, 2014, shall continue to be a Participant as of January 1, 2014. To participate, an Employee must apply in accordance with procedures established by the Plan Administrator, subject to Article II.2 above.

11.	Effective January 1, 2014, Article III.1.a(1) is amended in its entirety to read as follows:

(1)
Effective January 1, 2014, a Participant may elect to save at a rate of 2% to 75% of his Compensation, in increments of 0.5%, on an after-tax basis, a pre-tax basis or a combination thereof. Prior to January 1, 2014, a Participant could elect to save at a rate of 2% to 20% of his Compensation, in increments of 0.5%, on an after-tax basis, a pre-tax basis or a combination thereof.

12.	Effective January 1, 2014, Article III.2 is amended in its entirety to read as follows:

2.	Employer Match Contributions
For each dollar a Participant contributes to the Plan as either a Pre-Tax Contribution or an After-Tax Contribution during a payroll period, his Employer shall contribute into the Participant’s Employer Match Contribution Account, as soon as administratively feasible following each payroll period but in no event later than the date required by applicable law in order to permit the Employer a deduction for such contributions for its taxable year, the following applicable amount:

a.
Effective August 19, 2012, for Employees who are eligible to participate in the Plan and who are (1) hired or rehired by, or transferred to, an Employer during the period beginning on August 19, 2012 and ending on December 31, 2013, (2) employed in a unit represented by a labor organization or other representative which is recognized by an Employer as the representative of such unit for the purpose of collective bargaining and has entered into a written agreement with an Employer providing for participation in the Plan by the Employees in such unit (a “Collective Bargaining Unit”), (3) not employed by the Employer’s Benshaw business unit, and (4) not active participants in the EMD Component of the Curtiss-Wright Corporation Retirement Plan (the “EMD Component”) while eligible to participate in the Plan, the “applicable amount” is $1.00, subject to a maximum Employer Match Contribution of 6% of the Participant’s Compensation for that payroll period.

b.
Except as provided in paragraph 2.d below, effective December 1, 2012, for Employees who are eligible to participate in the Plan and who are (1) hired or rehired by, or transferred to, an Employer during the period beginning on December 1, 2012 and ending on December 31, 2013, (2) not included in a Collective Bargaining Unit other than one representing Employees of the Engineered Pump Division of the Company, (3) not employed by the Employer’s Benshaw business unit, and (4) not active participants in the EMD Component while eligible to participate in the Plan, the “applicable amount” is $1.00, subject to a maximum Employer Match Contribution of 6% of the Participant’s Compensation for that payroll period.

c.
Effective January 1, 2014, for Employees who are eligible to participate in the Plan and who are (1) hired or rehired by, or transferred to, an Employer on or after January 1, 2014, (2) included in a Collective Bargaining Unit other than one representing Employees of the Engineered Pump Division of the Company, (3) not employed by the Employer’s Benshaw business unit, and (4) ineligible to become active participants in the EMD Component, the “applicable amount” is $1.00, subject to a maximum Employer Match Contribution of 6% of the Participant’s Compensation for that payroll period.

d.
Notwithstanding paragraph 2.b above, effective January 1, 2014, for Employees who are eligible to participate in the Plan and who are (1) Frozen Participants, and (2) not included in a Collective Bargaining Unit other than one representing Employees of the Engineered Pump Division of the Company, the “applicable amount” is $0.50, subject to a Maximum Employer Match Contribution of 3% of the Participant’s Compensation for that payroll period.

e.
For all Employees who are eligible to participate in the Plan other than those described in paragraphs 2.a, 2.b, 2.c, or 2.d above, the “applicable amount” is $0.50, subject to a maximum Employer Match Contribution of 3% of the Participant’s Compensation for that payroll period.

f.
Effective January 1, 2014, Employees who are eligible to participate in the Plan and who are (1) hired or rehired by, or transferred to, an Employer on or before December 31, 2013, (2) not included in a Collective Bargaining Unit other than one representing Employees of the Engineered Pump Division of the Company, (3) not employed by the Employer’s Benshaw business unit, and (4) are active participants in the EMD Component while eligible to participate in the Plan are ineligible to receive Employer Match Contributions and/or CW Savings Contributions.

Employer Match Contributions shall first be made with respect to Participant Pre-Tax Contributions that are not Roth Contributions, then with respect to Participant Pre-Tax Contributions that are Roth Contributions, and then with respect to Participant After-Tax Contributions.
No Employer Match Contributions shall be made with respect to Catch-Up Contributions made by a participant in accordance with Article III.1.b or Roth Catch-Up Contributions made by a Participant in accordance with Article III.1.e.

13.    Effective January 1, 2014, Article III.2A is added to read as follows:

2A.	CW Savings Contributions.

a.
For any Plan Year beginning on or after January 1, 2014, the Employer may make CW Savings Contributions in an amount to be determined by the Employer, as of the last day of the Plan Year, on behalf of each Frozen Participant, other than a member of a Collective Bargaining Unit, with the exception of the Collective Bargaining Unit representing Employees of the Engineered Pump Division of the Company, who is described in the following sentence. Any CW Savings Contributions shall be allocated to the CW Savings Contribution Account of each eligible Participant who was employed by the Employer on the last day of the Plan Year and who had completed a Year of Service during the Plan Year and such allocation shall be based on the ratio that each such Participant’s Compensation bears to the total Compensation of all such Participants for the Plan Year. In no event, however, shall the portion of the CW Savings Contributions allocated on behalf of any Participant described in the preceding sentence for any Plan Year exceed 3% of such Participant’s Compensation for the Plan Year.

b.
CW Savings Contributions described in this Article III.2A shall be paid in cash to the Trustee as soon as administratively feasible following each Plan Year, if applicable, but in any event no later than the date required by applicable law in order to permit the Employer a deduction for such contributions for its taxable year. CW Savings Contributions may be paid whether or not the Employer has current profits or accumulated earnings.

14.	Effective January 1, 2014, Article III.3 is amended in its entirety to read as follows:

3.
Any amounts credited to any Account for a Participant that are forfeited by such Participant pursuant to any provision of the Plan shall not be returned to the Company but shall be used to reduce the obligations of the Company to make Employer Match Contributions or CW Savings Contributions under the Plan or to pay the expenses of the Plan not paid directly by the Employer.

15.	Effective January 1, 2014, Articles VI.2, VI.3, VI.4.a and VI.4.c are amended in their entirety to read as follows:

2.
Notwithstanding any other provision of the Plan to the contrary, a Participant who is a Predecessor Plan Transferee, as defined in Article III.1.a, shall remain 100% vested in, and have a nonforfeitable right to, all amounts transferred from the Predecessor Plan to his Accounts under the Plan.

3.
a.    Subject to Article VI.2 above and Article VI.3.d below, a Participant whose date of hire, rehire or transfer to an Employer is on or before December 31, 2013, other than a member of a Collective Bargaining Unit, with the exception of the Collective Bargaining Unit representing Employees of the Engineered Pump Division of the Company, will become vested in amounts credited to his Employer Match Contribution Account in accordance with the following schedule:

Years of Eligibility Service    Vested Percentage
Less than 1                0%
1 but less than 2         20%

2 but less than 3         40%
3 or more             100%

b.
Subject to Article VI.2 above and Article VI.3.d below, a Participant whose date of hire, rehire or transfer to an Employer is on or before December 31, 2013 and who is included in a Collective Bargaining Unit other than one representing Employees of the Engineered Pump Division of the Company will become vested in amounts credited to his Employer Match Contribution Account in accordance with the following schedule:

Years of Eligibility Service    Vested Percentage
Less than 1                0%
1 but less than 2         20%
2 but less than 3         40%
3 but less than 4         60%
4 but less than 5         80%
5 or more             100%

c.
Subject to Article VI.2 above and Article VI.3.d below, a Participant whose date of hire, rehire or transfer to an Employer is on or after January 1, 2014 will become 100% vested in, and have a nonforfeitable right to, amounts credited to his Employer Match Contribution Account and CW Savings Contribution Account upon the completion of 3 years of Eligibility Service.

d.
Notwithstanding Article VI.3.a, b and c, the Employer Match Contribution Account and CW Savings Contribution Account shall become 100% vested upon the earliest of the retirement, death (including death while performing qualified military service, pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008) or attainment of Normal Retirement Age of a Participant who is earning Eligibility Service at such time.

4.
a.    Subject to the requirements of Article VI.4.c, if a Participant terminates employment prior to becoming fully vested in his Employer Match Contribution Account or CW Savings Contribution Account, the unvested portion of each such Account will be forfeited. If the Terminated Participant is subsequently re-employed by an Employer or an Affiliated Entity before he incurs a period of break in service of 5 years, the dollar value of the forfeited amount shall be restored to his Employer Match Contribution Account and/or CW Savings Contribution Account without adjustment for gains or losses since the date of forfeiture. If the amount of the vested portions of a Participant’s Employer Match Contribution Account and CW Savings Contribution Account is zero and the Participant had not at any time made Pre-Tax Contributions to the Plan, the Participant shall be deemed to have received a distribution of such zero vested benefit.

c.
If a Participant has received a complete distribution of the vested portion of his Employer Match Contribution Account and/or CW Savings Contribution Account upon his termination of employment, upon his subsequent reemployment by the Company before he has incurred a period of break in service of 5 years, he will have the non-vested portion of his Employer Match Contribution Account and/or CW Savings Contribution Account, which was forfeited at the time of his termination and distribution, reinstated as soon as administratively feasible following his repayment to the Plan of the amount distributed from the Plan. The Participant will have five years from his rehire date to repay his distribution to the Plan and have his forfeited amount reinstated to his Account.

16.
Effective January 1, 2014, Article VIII.3 is amended by replacing the words “After-Tax Account and Employer Match Contribution Account” with the words “After-Tax Account, Employer Match Contribution Account and CW Savings Contribution Account”.

17.	Effective January 1, 2014, Article VIII.4 is amended in its entirety to read as follows:

4.
A Vested Participant shall be permitted to make a withdrawal for any reason from that portion of his Employer Match Contribution Account attributable to Employer Match Contributions made on or before December 31, 2013.

A Non-Vested Participant shall be permitted to make a withdrawal from the vested portion of his Employer Match Contribution Account upon the attainment of age 59-1/2.
A Participant shall be permitted to make a withdrawal from the vested portion of his CW Savings Contribution Account upon the attainment of age 59-1/2.
For purposes of this Article VIII.4 a Participant who is vested in his Employer Match Contribution Account pursuant to Article VI.2 only shall be treated as a Non-Vested Participant.

18.	Effective January 1, 2014, Article VIII.5.c is amended in its entirety to read as follows:

c.	Vested portion of Employer Match Contribution Account and CW Savings Contribution Account;

19.	Effective January 1, 2014, the first paragraph of Article XII.2 is amended in its entirety to read as follows:
In the event of the termination or partial termination of the Plan or upon complete discontinuation of contributions to the Plan, there shall automatically vest in each Participant affected by such termination or partial termination all rights to the entire amounts credited to his Employer Match Contribution Account and CW Savings Contribution Account, and all amounts then credited to all Accounts for each Participant affected by such termination or partial termination shall be distributed to him in accordance with ERISA and the Code.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this ____ day of __________________, 2013.

Curtiss-Wright Corporation
Administrative Committee

By:

Date: